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                                                                      Exhibit 14

              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2001 relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

Tampa, Florida
January 4, 2002